UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 29, 2021

BENSON HILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39835	85-3374823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 N. Warson Rd.

St. Louis, Missouri 63132

(Address of Principal Executive Offices) (Zip Code)

314-222-8218

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	BHIL	New York Stock Exchange
Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BHIL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On September 29, 2021 (the “Closing Date”), Benson Hill, Inc., a Delaware corporation (formerly known as Star Peak Corp II) (prior to the Effective Time (as defined below), “STPC” and after the Effective Time, “New Benson Hill”), consummated the previously announced merger (the “Closing”) pursuant to that certain Agreement and Plan of Merger, dated May 8, 2021 (the “Merger Agreement”), by and among STPC, STPC Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of STPC (“Merger Sub”), and Benson Hill, Inc., a Delaware corporation (“Benson Hill”).

Pursuant to the terms of the Merger Agreement, a business combination between STPC and Benson Hill was effected on September 29, 2021 through the merger of Merger Sub with and into Benson Hill, with Benson Hill surviving the transaction as a wholly-owned subsidiary of New Benson Hill (the “Merger”). At the effective time of the Merger (the “Effective Time”), each outstanding share of Benson Hill common stock, par value $0.0001 per share (the “Existing Benson Hill Common Stock”), including Existing Benson Hill Common Stock held by prior owners of Benson Hill preferred stock (in each case, other than shares owned by Benson Hill as treasury stock, dissenting shares and restricted shares) was canceled and converted into the right to receive the number of shares of New Benson Hill common stock, par value $0.0001 per share (“New Benson Hill Common Stock”), in a ratio equal to 1.0754. In addition, as of the Effective Time, each stock option to purchase shares of Existing Benson Hill Common Stock (each, a “Benson Hill Option”), whether vested or unvested, and each warrant issued by Benson Hill to purchase Existing Benson Hill Common Stock and/or Benson Hill preferred stock (each, a “Benson Hill Warrant”) that was outstanding immediately prior to the Effective Time was, by virtue of the occurrence of the Effective Time and without any action on the part of Benson Hill, STPC or any holder of Benson Hill equity thereof, assumed and converted into a New Benson Hill Option (as defined below) or a New Benson Hill Warrant (as defined below). Each Benson Hill Option was converted into an option to purchase a number of shares of New Benson Hill Common Stock equal to the number of shares of Existing Benson Hill Common Stock subject to such Benson Hill Option immediately prior to the Effective Time multiplied by 1.0754 (rounded down to the nearest whole share) and at an exercise price per share of New Benson Hill Common Stock equal to the exercise price per share of Existing Benson Hill Common Stock subject to such Benson Hill Option divided by 1.0754 (rounded up to the nearest whole cent) (each, a “New Benson Hill Option”). Each Benson Hill Warrant was converted into a warrant to purchase a number of shares of New Benson Hill Common Stock equal to the number of shares of Existing Benson Hill Common Stock subject to such Benson Hill Warrant immediately prior to the Effective Time multiplied by 1.0754 (rounded down to the nearest whole share) and at an exercise price per share of New Benson Hill Common Stock equal to the exercise price per share of Existing Benson Hill Common Stock subject to such Benson Hill Warrant divided by 1.0754 (rounded up to the nearest whole cent).

The material provisions of the Merger Agreement are described in STPC’s definitive proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on September 2, 2021 (as amended, the “Proxy Statement/ Prospectus”) in the section entitled “The Merger Agreement” beginning on page 172, which is incorporated by reference herein.

On May 8, 2021, certain purchasers (each, a “Subscriber”) agreed to purchase from STPC, substantially concurrently with the consummation of the Merger, an aggregate of 22,500,000 shares of New Benson Hill Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $225,000,000, pursuant to separate subscription agreements entered into and effective as of May 8, 2021 (each, a “PIPE Agreement”). Pursuant to the PIPE Agreements, STPC gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the Closing.

A description of the PIPE Agreements is included in the Proxy Statement/Prospectus in the section entitled “Other Agreements—Subscription Agreements” beginning on page 189, which is incorporated herein by reference.

In connection with the Closing, the registrant changed its name from Star Peak Corp II to Benson Hill, Inc.

The foregoing description of each of the Merger Agreement and the PIPE Agreements is a summary only and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the PIPE Agreements, a copy of the form of which is attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

Item 4.01. Change in Registrant’s Certifying Accountant.

On the Closing Date, the Audit Committee of the Board approved the engagement of Ernst & Young LLP (“EY”) as New Benson Hill’s independent registered public accounting firm to audit New Benson Hill’s consolidated financial statements for the year ending December 31, 2021. Withum Smith+Brown, PC (“WSB”) served as independent registered public accounting firm of STPC prior to the Business Combination. Accordingly, WSB was informed that it would be replaced by EY as New Benson Hill’s independent registered public accounting firm.

The reports of WSB on STPC’s, New Benson Hill’s legal predecessor, balance sheet as of December 31, 2020 and the statements of operations, changes in stockholder’s equity and cash flows for the period from October 8, 2020 (date of inception) through December 31, 2020 and the related notes to the financial statements, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from October 8, 2020 through December 31, 2020, and the subsequent period through October 4, 2021, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) between New Benson Hill and WSB on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WSB, would have caused it to make reference to the subject matter of the disagreements in its reports on New Benson Hill’s financial statements for such period.

During the period from October 8, 2020 through December 31, 2020, and the subsequent period through October 4, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from October 8, 2020 (inception) to the date the Board approved the engagement of EY as New Benson Hill’s independent registered public accounting firm, STPC did not consult with EY on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on STPC’s consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event (as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K under the Exchange Act, respectively).

New Benson Hill has provided WSB with a copy of the foregoing disclosures and has requested that WSB furnish New Benson Hill with a letter addressed to the SEC stating whether it agrees with the statements made by the New Benson Hill set forth above. A copy of WSB’s letter, dated October 4, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.06 Change in Shell Company Status

As a result of the Merger, which fulfilled the definition of a business combination as required by the second amended and restated certificate of incorporation of STPC, dated September 29, 2021, New Benson Hill ceased to be a shell company (as defined in Rule 12b-2 under the Exchange Act) as of the Closing Date. The material terms of the Merger are described in the Proxy Statement/Prospectus in the sections entitled “The Merger” and “The Merger Agreement” beginning on pages 148 and 172, respectively, of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Index

Exhibit No.	Description
2.1+	Agreement and Plan of Merger, dated as of May 8, 2021 (incorporated by reference to Annex A to the Registrant’s Proxy Statement/Prospectus filed by the Registrant on September 2, 2021).
10.1	Form of Subscription Agreement (incorporated by reference to Annex E to the Registrant’s definitive Proxy Statement/Prospectus, filed by the Registrant on September 2, 2021).
16.1	Letter from Withum Smith+Brown, PC to the SEC, dated October 4, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENSON HILL, INC.

By:	/s/ DeAnn Brunts
	Name:	DeAnn Brunts
	Title:	Chief Financial Officer

Date: October 5, 2021